NAME OF SUBSIDIARY                                       JURISDICTION OF INCORPORATION
------------------                                       -----------------------------

Actar Airforce, Inc.                                              Canada

Breas Medical AB                                                  Sweden

Marquest Medical Products, Inc.                                   Colorado

National Sleep Technologies, Inc.                                 Maryland

The Validation Group, Inc.                                        New Jersey

Thomas Medical Products, Inc.                                     Pennsylvania

Vital Pharma, Inc.                                                Florida

Vital Signs California, Inc.                                      California

Vital Signs Limited                                               United Kingdom

Vital Signs MN, Inc.                                              Minnesota

Vital Signs Export, Inc                                           Barbados

                                       30